[EXHIBIT 23}

                    [MARK BAILEY & COMPANY, LTD. LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS


     We have issued our report dated May 14, 2003, accompanying the financial statements included in the Annual Report of Anglotajik Minerals, Inc. (formerly known as Iconet, Inc.) on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in Form 10-KSB of Anglotajik Minerals, Inc.

Mark Bailey & Company
Reno, Nevada
April 14, 2004